QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

  Carrollton Bancorp
Baltimore, Maryland

  As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 2003 on the consolidated financial statements of Carrollton Bancorp and Subsidiary included in this Form 10-K into Carrollton Bancorp's previously filed registration statement on Form S-8, File No. 333-82915.

Baltimore, Maryland
January 29, 2003

QuickLinks

EXHIBIT 23